Exhibit 10.8

NOTICE OF MODIFICATION OF VESTING TERMS

OF RESTRICTED STOCK AGREEMENT

Background

Sovos Brands, Inc. (“Company”), Sovos Brands Limited Partnership, a Delaware limited partnership (“Partnership”) and William R. Johnson (“you” or “Participant”) previously entered into that certain Restricted Stock Agreement, effective September 22, 2021 (“Restricted Stock Agreement”), pursuant to which shares of common stock, par value $0.001 per share, of the Company (“Shares”) were distributed to you. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Restricted Stock Agreement.

The Company and the Partnership approved a modification to the vesting terms applicable to 45,958 Shares of your Tranche 3 Performance Shares (“Time-Vesting Tranche 3 Shares”) and 17,186 Shares of your Tranche 4 Performance Shares (“Time-Vesting Tranche 4 Shares” and, collectively with the Time-Vesting Tranche 3 Shares, the “Additional Time-Vesting Shares”) in order to allow such Shares to be eligible to vest earlier than they otherwise may have vested under the terms of the Restricted Stock Agreement.  This modification is in addition to, and does not affect, the modification made to the vesting terms of your Tranche 4 Performance Shares in November 2021.

Modification

As a result of the modification, fifty-percent (50%) of each of the Time-Vesting Tranche 3 Shares and Time-Vesting Tranche 4 Shares (rounded down to the nearest whole Share, if applicable) are eligible to vest on September 23, 2024 and the remaining fifty-percent (50%) of each of the Time-Vesting Tranche 3 Shares and Time-Vesting Tranche 4 Shares (rounded up to the nearest whole Share, if applicable) are eligible to vest on September 23, 2025, in each case, subject to your continued employment with or service to the Company or one of its Subsidiaries on the applicable vesting date (“Time-Vesting Conditions”).

In addition to the Time-Vesting Conditions described above, the Additional Time-Vesting Shares will remain eligible to vest in accordance with the performance criteria set forth in the Restricted Stock Agreement; provided, that (i) any Additional Time-Vesting Shares that satisfy the Time-Vesting Conditions shall reduce the number of Tranche 3 Performance Shares and Tranche 4 Performance Shares that are eligible to performance-vest in accordance with Section 2(b)(iii) and Section 2(b)(iv), as applicable, of the Restricted Stock Agreement, (ii) any Tranche 3 Performance Shares or Tranche 4 Performance Shares that performance-vest in accordance with Section 2(b)(iii) or Section 2(b)(iv) of the Restricted Stock Agreement shall reduce the number of Time-Vesting Tranche 3 Shares or Time-Vesting Tranche 4 Shares that are eligible to vest in accordance with the Time-Vesting Conditions, as applicable, with the Time-Vesting Tranche 3 Shares and Time-Vesting Tranche 4 Shares, as applicable, eligible to vest earlier in time in accordance with the Time-Vesting Conditions reduced first and (iii) any Additional Time-Vesting Shares that do not vest in connection with a Deemed Sale under Section 2(c)(ii) of the Restricted Stock Agreement shall not be forfeited, transferred and contributed to the

Partnership for no consideration, but instead shall remain eligible to vest in accordance with the terms of this “Notice of Modification”.

Notwithstanding anything in the Restricted Stock Agreement to the contrary, upon a Change in Control, any unvested Additional Time-Vesting Shares shall remain outstanding and eligible to vest solely upon achievement of the Time-Vesting Conditions, and upon termination of your employment with or service to the Company or one of its Subsidiaries by you for Good Reason, by the Company without Cause or due to your death or Disability, in each case, upon or following a Change in Control, any unvested Time-Vesting Tranche 3 Shares and unvested Time-Vesting Tranche 4 Shares shall fully vest as of the date of your termination.

Notwithstanding anything in the Restricted Stock Agreement to the contrary, upon termination of your employment with or service to the Company or one of its Subsidiaries due to your death or Disability, in each case, prior to Change in Control, all Time-Vesting Tranche 3 Shares and Time-Vesting Tranche 4 Shares shall vest on the date of your termination.

The terms “Cause” and “Disability” shall have the meanings set forth in the Plan and the term “Good Reason” shall have the meaning set forth in your Restricted Stock Unit Award Agreement, dated September 23, 2021 (if any).

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This modification shall be binding on the Company and the Partnership and all references in the Restricted Stock Agreement to “Agreement” and any other references of similar import shall hereinafter refer to the Restricted Stock Agreement as modified herein.

Sovos Brands, Inc.

By: Todd R. Lachman

Title: Chief Executive Officer

Sovos Brands Limited Partnership

By: Todd R. Lachman

Title: Authorized Signatory